UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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CBS Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CBS CORPORATION

April 27, 2007

This filing is being made to correct an error contained in the Company’s proxy statement dated April 13, 2007 relating to the Company’s 2007 Annual Meeting of Stockholders to be held on May 23, 2007. The Company mistakenly characterized amounts related to a director’s business use of the Company aircraft as personal use and, as a result, incorrectly listed compensation under the “All Other Compensation” column of the “Outside Director Compensation During 2006” table set forth on page 23 of the proxy statement, which was further described in footnote (6) on page 25 of the proxy statement. The erroneously reported compensation has been deleted and the corrected table and the deletion of footnote (6) are reflected on the following revised pages 23 and 25 which are incorporated into the Company’s proxy statement by reference. Page 24 of the proxy statement, which does not contain any revisions, is also included for convenience.

DIRECTOR COMPENSATION

Outside Director Compensation During 2006

The following table sets forth information concerning the compensation of the Company’s Outside Directors for 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b) (1)	(c) (2)	(d) (3)	(e)	(f)	(g)
Andelman, David R.	$82,000	$72,184	$51,819	N/A	—	$206,003
Califano, Jr., Joseph A.	152,175	72,184	51,819	N/A	—	276,178
Cohen, William	90,950	72,184	51,819	N/A	—	214,953
Dauman, Philippe P. (4)	61,000	8,378	1,308	$0 (5)	—	70,686
Gifford, Charles K.	163,550	50,332	97,022	N/A	—	310,904
Gordon, Bruce S.	132,800	50,332	97,022	N/A	—	280,154
Redstone, Shari	84,000	50,332	24,559	N/A	—	158,891
Reese, Ann N. (4)	114,000	0	0	N/A	—	114,000
Sprieser, Judith A. (4)	167,000	0	0	N/A	—	167,000
Walter, Robert D. (4)	52,000	21,852	3,409	N/A	—	77,261

(1)                               Reflects cash amounts earned in 2006 for the annual board retainer, committee chair retainers, and meeting fees for board and committee meetings, including a committee chair retainer and meeting fees for a special litigation committee that met 4 times during 2006. For 2006, Messrs. Andelman, Califano, Cohen, Gifford and Mses. Redstone and Reese deferred these amounts under the CBS Corporation Deferred Compensation Plan for Outside Directors.

(2)                               Amounts reflect the 2006 compensation expense associated with stock-based awards (RSUs) granted in 2006 and in prior years. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under SFAS No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123R”). These amounts reflect the Company’s accounting expense for these awards and may not correspond to the actual value recognized by the director. Differences in the amounts shown among Board members largely reflect differences in length of service. The expense is calculated in accordance with SFAS 123R. See “RSUs and Restricted Shares” in Note 12 to the audited 2006 consolidated financial statements on pages II-69 – II-70 in the Company’s Form 10-K for the fiscal year ended December 31, 2006, for a discussion of the assumptions made in calculating these amounts.

The fair value of stock awards granted during 2006 on the date of grant and the outstanding stock awards held by each of the directors named in the table as of the end of fiscal year 2006 (except as otherwise noted) are as follows:

Name	Fair Value of RSU Grants in 2006 (a)	Aggregate Number of RSUs Outstanding at FYE 2006
Andelman, David R.	$55,004	2,105
Califano, Jr., Joseph A.	55,004	2,105
Cohen, William	55,004	2,105
Dauman, Philippe P.	55,004	0	(b)
Gifford, Charles K.	55,004	2,105
Gordon, Bruce S.	55,004	2,105
Redstone, Shari	55,004	2,105
Reese, Ann N.	55,004	0	(b)
Sprieser, Judith A.	55,004	0	(b)
Walter, Robert D.	55,004	0	(b)

(a)                                Amounts reflect the fair value of 2,105 RSUs, on the date of grant, January 31, 2006, in accordance with SFAS 123R.

(b)                               Amounts reflect the aggregate number of stock awards outstanding as of the date of the indicated director’s departure as noted in footnote (4) below. An award of 2,105 RSUs for this director was forfeited as a result of his or her leaving the Board during 2006 prior to the vesting of the RSUs.

(3)                               Amounts reflect the 2006 compensation expense, calculated in accordance with SFAS 123R, associated with stock option awards made in 2006 and in prior years. However, in accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, which would otherwise be taken into account under SFAS 123R. These amounts reflect the Company’s accounting expense for these awards and may not correspond to the actual value recognized by the director. Differences in the amounts shown among Board members largely reflect differences in length of service. See “Stock Options” in Note 12 to the audited 2006 consolidated financial statements on pages II-66 – II-69 in the Company’s Form 10-K for the fiscal year ended December 31, 2006, for a discussion of the assumptions made in calculating these amounts.

The outstanding option awards held by each of the directors named in the table as of the end of fiscal year 2006 (except as otherwise noted), and the fair value of the option awards granted during 2006 on the date of grant using the Black-Scholes option-pricing model, are as follows:

Name	Fair Value of Initial Option Grants in 2006 (a)	Fair Value of Annual Option Grants in 2006 (b)	Aggregate Number of Option Awards Outstanding at FYE 2006
Andelman, David R.	N/A	$35,753	39,473
Califano, Jr., Joseph A.	N/A	35,753	28,013
Cohen, William	N/A	35,753	28,013
Dauman, Philippe P.	N/A	35,753	12,699	(c)
Gifford, Charles K.	$86,591	35,753	17,827
Gordon, Bruce S.	86,591	35,753	21,320
Redstone, Shari	N/A	35,753	9,979
Reese, Ann N.	86,591	35,753	0	(c)
Sprieser, Judith A.	86,591	35,753	0	(c)
Walter, Robert D.	N/A	35,753	47,095	(c)

(a)                                Amounts reflect the fair value, in accordance with SFAS 123R, of options to purchase 12,734 shares of the Company’s Class B Common Stock granted to newly elected directors on January 3, 2006.

(b)                               Amounts reflect the fair value, in accordance with SFAS 123R, of options to purchase 5,093 shares of the Company’s Class B Common Stock granted pursuant to annual grants awarded to directors on January 31, 2006.

(c)                                Awards of options to purchase 5,093 shares of the Company’s Class B Common Stock granted on January 31, 2006, to each director indicated, and options to purchase 12,734 shares of the Company’s Class B Common Stock granted on January 3, 2006, to Mses. Reese and Sprieser, were forfeited as a result of such director’s leaving the Board during 2006. Amounts reflect the aggregate number of option awards outstanding as of the date of the indicated director’s departure as noted in footnote (4) below.

(4)                               The following directors left the Board during 2006: Philippe P. Dauman, effective September 6, 2006; Ann N. Reese, effective October 30, 2006; Judith A. Sprieser, effective December 13, 2006; and Robert D. Walter, effective May 26, 2006.

(5)                               Mr. Dauman formerly served as an executive officer of Former Viacom. The present value as of December 31, 2006 of all pension benefits accrued in connection with this service is $1,529,098, which represents a change of -$12,798 from December 31, 2005. The present value is reduced, even though the monthly annuity remains the same, due to the fact that he has not yet started to receive payments and would, based on the current mortality tables, receive fewer total payments over his expected lifetime.

Description of Outside Director Compensation

Directors of the Company who are not employees of the Company or any of its subsidiaries are “Outside Directors” as defined in the director plans described below. Outside Directors receive compensation for their service on the Board and are eligible to participate in these director plans. Messrs. Andelman, Califano, Cohen, Countryman, Gifford, Goldberg, Gordon, Kopelson and Morris and Mses. Griego and Redstone are currently deemed Outside Directors. Mr. Salerno, upon election to the Board at the Annual Meeting, would also be deemed an Outside Director. Messrs. Redstone and Moonves are not compensated for serving on the Board and are not eligible to participate in any director plans.

Cash Compensation

The Company pays the following cash compensation to Outside Directors:

•        A $60,000 annual retainer, paid in equal installments quarterly in advance;

•        A per meeting attendance fee of $2,000 for each Board meeting;

•        A per meeting attendance fee of $2,000 to Committee members for each meeting of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee; and